EXHIBIT 23.1


WEINBERG & COMPANY, P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form S-8 Registration Statement of 37Point9 and Subsidiaries our report for the year ended December 31, 2000 dated April 10, 2001, relating to the financial statements of 37Point9 and Subsidiaries which appear in such Form S-8, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                          /s/ Weinberg & Company, P.A.
                                          WEINBERG & COMPANY, P.A.
                                          Certified Public Accountants



Boca Raton, Florida
February 21, 2002




                             Town Executive Center
                          6100 Glades Road * Suite 314
                           Boca Raton, Florida 33434
              Telephone (561) 487-5765 * Facsimile (561) 487-5766


                             1875 Century Park East
                                   Suite 600
                         Los Angeles, California 90067
              Telephone (310) 407-5450 * Facsimile (310) 407-5451

            Email: weinacctg@aol.com * Website: www.cpaweinberg.com American Institute of CPA's\Division for CPA Firms SEC Practice Section